                FLEISCHMAN AND WALSH, L.L.P.
                 1400 Sixteenth Street, NW
                        Sixth Floor
                   Washington, DC  20036
                      (202) 939-7900





August 21, 1996



Southern Union Company
504 Lavaca Street
Suite 800
Austin, Texas  78701

Dear Sirs:

Southern Union Company (the "Company") has filed with the Securities and Exchange Commission (the "Commission") a registra-
tion statement on Form S-3 (Registration No. 333-         )
                                                 ---------
(together with amendments thereto, the "Registration Statement") relating to purchases by the Company's Direct Stock Purchase Plan (the "Plan"), from time to time, of up to 300,000 shares of the Company's common stock, par value one dollar ($1.00) per share ("Common Stock"). The Plan, on behalf of shareholders of the Company who participate in the Plan, will make such purchases from one or more of the following sources: (i) Common Stock that is issued and outstanding at the time of any such purchase; (ii) Common Stock that is issued but held by the Company as treasury shares at the time of any such purchase; and (iii) newly issued Common Stock.

As counsel to the Company, we have examined the following materials: the Restated Certificate of Incorporation (the "Certificate") and the By-laws of the Company, in each case as presently in effect; the Registration Statement and other docu-ments filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended; pertinent resolutions adopted by the Company's Board of Directors, including the resolutions adopted by the Board of Directors as of June 27, 1996, regarding adoption and implementation of the Plan; certificates of public officials; representations of the Com-pany's officers; and such other documents, corporate records, and matters of law that we considered necessary to render this opinion. In our examinations, we assumed the legal capacity of natural persons, the genuineness of all documents submitted to us as originals, and the conformity to original and certified docu-ments of all copies submitted to us as conformed copies.

Based upon and subject to the foregoing, we are of the following opinions:

(1) Shares of Common Stock that are issued and outstanding or that are issued and held by the Company as treasury shares, in either case at the time purchased by the Plan pursuant to the Plan's terms, as such terms are set forth in the Regis-tration Statement, on behalf of shareholders participating in the Plan, have been (or, if not presently issued, will have been, if appropriate beneficial resolutions of the Board of Directors have been adopted prior to their issuance) duly authorized for issuance and are (or will be) validly issued, fully paid, and non-assessable, such that no personal liability will attach to the ownership thereof under the laws of the State of Delaware.

(2) Newly issued shares of Common Stock that are duly authorized for issuance and sale to the Plan pursuant to appropriate resolutions of the Company's Board of Directors will be validly issued, fully paid, and non-assessable when pur-chased by the Plan pursuant to the Plan's terms, as such terms are set forth in the Registration Statement, on behalf of beneficial shareholders participating in the Plan, such that no personal liability will attach to the ownership thereof under the laws of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as a part thereof, or as an exhibit to any document that may be filed with respect to the proposed transactions under the securities laws of the various states and other jurisdictions of the United States, or with the New York Stock Exchange. We also consent to the reference to our firm under "Validity of Securities" in the prospectus forming part of the Registration Statement.

Please be advised that Aaron I. Fleischman, Senior Partner of Fleischman and Walsh, L.L.P., is a director of the Company, that he and certain other attorneys with Fleischman and Walsh, L.L.P., have a beneficial interest in shares of Common Stock, and that Fleischman and Walsh, L.L.P., is the holder of a warrant to purchase shares of Common Stock, which was issued in 1994 by the Company to said firm.

If you have any questions regarding the opinions expressed herein, please contact Stephen A. Bouchard, a partner with this firm.

Sincerely,




FLEISCHMAN AND WALSH, L.L.P.